Exhibit 10.14

Loan Agreement

Bank: Japan Finance Corporation

Borrower: Kaiyo Japan Co., Ltd.

1	Loan Terms

1.1	Loan Amount: JPY ***

1.2	Interest Rate: ***% per annum

However, for the portion of principal up to JPY *** million, the interest rate shall be ***% per annum for the first 3 years from the loan date, and ***% per annum thereafter.

1.3	Repayment Method: Equal Principal Payments

*** yen per month for *** installments first payment: *** yen

1.4	Interest Calculation Method: Daily calculation based on 365 days per year

2	Damages

2.1	If this loan obligation is not fulfilled by the due date, damages of ***% per annum shall be paid on the overdue principal.

2.1.1	Calculated daily based on the number of days overdue, using a 365-day year.

3	Exclusion of Anti-Social Forces

3.1	The Borrower and the Joint Guarantor declare that they are not involved with organized crime groups, members of such groups, or related parties, and pledge not to become involved in the future.

3.2	If either party becomes involved with antisocial forces, this Agreement shall be terminated, the benefit of time shall be forfeited, and an obligation to repay the entire amount immediately shall arise.

4	Repayment

4.1	If repayment is not made by the due date, the Borrower and the Joint Guarantor shall be obligated to repay the entire amount.

4.2	Early Repayment: Prior approval from the Public Corporation is required.

5	Loss of Benefit of Time

5.1	The benefit of time shall be lost, and the obligation to repay the entire amount immediately shall arise if any of the specified events occur, such as bankruptcy proceedings, civil rehabilitation proceedings, corporate reorganization proceedings, suspension of transactions at a clearinghouse, or provisional seizure or seizure proceedings.

6	Guarantee and Collateral

6.1	The borrower is obligated to provide a guarantor and may also be required to provide collateral.

6.2	Even if the Public Corporation determines that additional collateral or guarantors are necessary, the original guarantor cannot claim exemption.

7	Guarantee Liability

7.1	The joint guarantor shall bear full guarantee liability alongside the borrower.

7.2	If the joint guarantor makes payment, they may exercise a right of recourse against the borrower; however, this right cannot be exercised without the Public Corporation's consent until the entire loan amount is repaid.

8	Performance of Guarantee Obligations

8.1	The Public Corporation may add or change guarantors at its discretion. In such cases, guarantors cannot claim exemption.

9	Request for Performance

9.1	If the Public Corporation requests performance from one joint guarantor, the other joint guarantors agree that the same effect shall apply to them.

10	Obligations of Borrower and Guarantors

10.1	The Borrower and Guarantor shall enter into the contract, bearing the obligation to provide information regarding their financial status, performance of other obligations, existence of collateral, etc.

11	Interest Calculation Method

11.1	Interest shall be calculated by multiplying the outstanding loan balance by the interest rate and the period. Interest shall generally be paid in arrears. If any payment is outstanding on the due date, a late payment penalty of 8.9% per annum shall be paid.

12	Exclusion of Anti-Social Forces

12.1	The Borrower and Guarantor warrant that they are not members of organized crime groups and will not become involved with such groups in the future. If either party becomes involved with organized crime, this Agreement shall be terminated, and the obligation to repay the entire amount immediately shall arise.

13	Amendment of Agreement

13.1	Amendments to this Agreement shall be made in writing based on mutual agreement between both parties.

14	Obligation to Perform

14.1	The Borrower and the Joint Guarantor shall immediately perform any acts required by the Public Corporation and shall be obligated to comply with such requests even if the other party fails to perform.

15	Request for Performance

15.1	The Borrower and Guarantor agree that if the Public Corporation makes a demand for performance, the effect of such demand shall extend to the other Joint Guarantors.

16	Termination of Agreement

16.1	This Agreement may be terminated upon prior notice based on specified conditions.

The following table illustrates the material terms of the loan agreements by and between Kaiyo Japan Co., Ltd and Japan Finance Corporation:

No.	Debtor	Creditor	Loan Amount (JPY)	Annual Interest Rate	Payment Term		Guarantor/Mortgage
1	Kaiyo Japan Co., Ltd	Japan Finance Corporation	49,500,000	1.36%. However, for the portion of the principal up to 30 million yen, the annual interest rate is 0.46% for three years from the loan date.	From 2020/5/26 to 2030/4/20	Repay 9,000 JPY by 2020/7/20 and starting from 2020/8/20, 423,000 JPY shall be paid monthly until 2030/4/20.	N/A
2	Kaiyo Japan Co., Ltd	Japan Finance Corporation	20,000,000	0.31% for the first three years and 1,21% for the remaining terms.	From 2022/9/30 to 2027/8/20	Repay 335,000 JPY by 2022/11/20 and starting from 2022/12/20, 345,000 JPY shall be paid monthly until 2027/8/20.	N/A

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